EXHIBIT 10.43

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
WITH THE COMMISSION.

DISTRIBUTION SUPPORT SERVICES AGREEMENT

THIS AGREEMENT is made as of June 2, 2003 (“Effective Date”), by and between Micro Therapeutics, Inc., a Delaware corporation with its principal place of business at 2 Goodyear, Irvine, California (“MTI”) and ev3 Inc., a Delaware corporation with its principal place of business at 4600 Nathan Lane North, Plymouth, Minnesota 55442-2920 (“ ev3”).

WHEREAS, MTI develops, manufactures and markets minimally invasive devices for the treatment of neuro and peripheral vascular diseases;

WHEREAS, ev3 provides sales, marketing and distribution services to third parties;

WHEREAS, MTI wishes to appoint ev3 as its exclusive distribution support services provider in the Territory and to provide certain services on MTI’s behalf on the terms set out in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

          1.          Definitions.

                        (a)          “Products” shall mean all of MTI’s current and future neurovascular products; the current products distributed hereunder are listed on Exhibit A as amended from time to time by the parties.

                       (b)           “Services” shall mean the inventory management and administrative services that ev3 shall provide for MTI under this Agreement.

                        (c)          “Territory” shall mean the United States and as otherwise may be amended from time to time by mutual agreement of the parties.

          2.          Appointment.  Subject to this Agreement, MTI hereby appoints ev3, and ev3 hereby accepts its appointment as MTI’s Services provider in the Territory in accordance with the terms and conditions of this Agreement.

          3.          ev3’s Obligations.

                        (a)          General.  ev3 will use commercially reasonable efforts to perform the Services in a good and workmanlike manner.  ev3 may subcontract the performance of any of its obligations under this Agreement to any of its wholly owned subsidiaries.  The Services will be performed in conformity with Good Manufacturing Practices (“GMP”) promulgated by the U.S. Food and Drug Administration (“FDA”).

                        (b)          Facilities and Staff.  ev3 will maintain the facilities and staff that it deems appropriate to effectively provide the Services for the Products throughout the Territory.  ev3 will determine, in its sole discretion, the locations within the Territory in which it will (i) provide warehouse and distribution capacity and (ii) establish and maintain ev3 corporate entities.

                        (c)          Records and Reports.  ev3 will keep accurate records of its activities under this Agreement.  Records will be made at the time each documentable operation is carried out, and in such a way that all significant activities or events are traceable.  Records will be clear and readily available.  They should be retained in conformity with Good Manufacturing Practices as promulgated by the U.S. Food and Drug Administration.

                        (d)          Product Recalls and Product Holds.  In the event of a recall or product hold ordered or requested by any government agency, a court or by MTI of any Product within the Territory, ev3 and MTI will discuss actions that will be taken with respect to customers and government authorities in implementing such recall, including in locating and retrieving recalled Products from customers.  The parties will agree on such actions prior to implementation of any Product recall.  In the event the parties cannot agree on such actions, MTI will be solely responsible for the implementation of such Product recall.  Any such recall of Products within the Territory, whether required or voluntary, will be at MTI’ s cost and expense.  MTI will defend and indemnify ev3 against any loss, damage, liability or expense (including attorneys’ fees), other than loss of income from recalled Products, that ev3 may suffer or incur as a result of or relating to any recall of the Products or any events leading to the recall of the Products.

                        (e)          Product Complaints.  If ev3 receives any of the following, ev3 will promptly provide notice to MTI:  (i) any Product quality claims or complaints or other written legal claims or complaints, (ii) any medical claims, complaints or problems, or (iii) any written communication from any applicable regulatory agency pertaining to the Products.

          4.          MTI’s Obligations.

                        (a)          Distribution Management Phase-In.  MTI will use its best efforts to transition to ev3 the day-to-day management of the Services within the Territory.

                        (b)          Sales.  MTI shall provide all sales personnel for the promotion and sale of the Products in the Territory.  ev3 may generate and will refer to MTI all leads for potential customers of the Products within the Territory.  To refer a lead, ev3 will complete a Lead Referral form and remit it to MTI.  MTI will follow-up on such leads according to the Marketing Plan.

                        (c)          Regulatory Oversight; Compliance with Laws.  MTI will be solely responsible for all FDA/CE mark regulatory matters and all other regulatory matters (other than those required to import and sell the Products within the Territory) including, securing any and all regulatory approvals, performing all clinical trials, and applying to register the MTI trademarks, patents or other intellectual property within the Territory.

                        (d)          Product Complaints.  MTI will be solely responsible for any product complaints or inquiries.

          5.          Orders and Delivery.

                        (a)          Orders.  ev3 will receive all orders for the Products from MTI.  If ev3 receives any orders from customers in the Territory, ev3 will direct such orders to MTI.

                        (b)          Shipment.  ev3 will establish a shipment schedule for each order accepted.  ev3 will arrange for shipment of the Products in accordance with this schedule, subject to delays beyond ev3 ’s control.  ev3 will select the method of shipment for each order.

          6.          Consideration.

                        (a)          Fee.  MTI will pay to ev3 for the Services to be performed by ev3 a fee, calculated as [*] percent ([*]%) of the MTI gross end-customer sales in the Territory of Products (the “Fee”).  The Fee is payable monthly fifteen (15) days from the end of the month.

                        (b)          Freight Charges.  ev3 will pay all freight charges, and will invoice MTI for actual freight costs incurred on a monthly basis.  MTI shall reimburse ev3 for such freight charges within fifteen (15) days of receipt of ev3’s invoice.

          7.          Confidentiality.

                        (a)          Information.  Each party acknowledges that it may disclose certain confidential information (the “Information”) to the other party.  If either party discloses such Information to the other, the receiving party will (i) use at least the same degree of care to maintain the secrecy of such Information as the receiving party uses to maintain the secrecy of its own confidential information and (ii) use the Information only to accomplish the purposes of this Agreement.  The disclosing party will mark as “confidential” all tangible items supplied to the receiving party that contain Information of the disclosing party.  Within 20 days of any oral disclosures of Information, the disclosing party will provide the receiving party with a writing memorializing the Information disclosed and the date of disclosure.  The placement of copyright notices on such items will not constitute publication or otherwise impair their confidential nature.

                        (b)          Disclosure.  Neither party will disclose the Information of the disclosing party to any person except those of the receiving party’s employees or agents that require access to accomplish the purposes of this Agreement and have been made aware of the confidentiality obligations herein.  If the receiving party learns of an actual or potential unauthorized use or disclosure of the disclosing party’s Information, the receiving party will promptly notify the disclosing party and, at the disclosing party’s request, provide the disclosing party with reasonable assistance to recover its Information and to prevent subsequent unauthorized uses or disclosures of such Information.  Each party acknowledges that (i) the unauthorized use or disclosure of any Information of the disclosing party will cause irreparable damage for which it will not have an adequate remedy at law and (ii) the disclosing party will be entitled to injunctive and other equitable relief in such cases.

                        (c)          Limitations.  Neither party will have any confidentiality obligation with respect to the confidential information of the disclosing party that (i) the receiving party

*   CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

independently knew or develops without using the Information of the disclosing party, (ii) the receiving party lawfully obtains from another person under no obligation of confidentiality or (iii) is or becomes publicly available other than as a result of an act or omission of the receiving party or any of its employees or agents.

          8.          Ownership.

All patents, copyrights, trademarks, trade secrets, regulatory approvals and other proprietary rights in or related to the Products are and will remain the exclusive property of MTI or its licensors, whether or not specifically recognized or perfected under applicable law.

          9.          Representations and Warranties.

                        (a)          Existence and Authority.  Each party represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute, deliver and perform this Agreement.  The execution of this Agreement and the performance thereof have been duly authorized by all necessary corporate action on its part and do not conflict with the terms or conditions of any agreement to which such party is subject.

                        (b)          Products.  MTI represents and warrants that the Products will (i) conform to the written product specifications and (ii) comply with the requirements of any applicable law or regulation.

                        (c)          Intellectual Property.  MTI represents and warrants that it has all necessary ownership rights to market, sell and distribute the Products in the Territory, and that the manufacture, sale and use of the Products and any distribution of the Promotional Materials will not infringe any patents, copyrights, trademarks or other intellectual or proprietary rights of any third parties

                        (d)          Disclaimer.  EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL WARRANTIES, CONDITIONS AND REPRESENTATIONS WITH RESPECT TO THE PRODUCTS OR THE PROMOTIONAL MATERIALS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENT BY THE PARTIES OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

          10.          Limitation of Liability.

EXCEPT AS SET OUT IN SECTION 12 BELOW, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF THE OTHER PARTY OR ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION OF STOPPAGE OF WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE.

          11.          Audit.

During the term of this Agreement and for one year after its expiration or termination, MTI or its accountants may, upon 30 days’ prior notice to ev3, audit the accounting records of ev3 during the normal working hours to verify ev3’s compliance with the obligations under this Agreement; provided, however, that MTI will not be entitled to conduct such audit more than once per year.

          12.          Indemnity.

Except for liabilities caused by acts of ev3 which are outside the scope of its authority under this Agreement or which are performed with gross negligence, MTI will indemnify, defend and hold    harmless ev3 from and against any and all liabilities, losses, suits, claims, damages and expenses (including attorneys’ fees and costs) based on claims arising out of or relating to (i) the manufacture, use, distribution, promotion or sale of the Products or (ii) the infringement by ev3 of any patent, copyright, trademark or other intellectual property rights of any third parties with respect to the Products or Promotional Materials.  ev3 will (i) notify MTI promptly of any such actual or potential claim; (ii) allow MTI to control the defense of the claim; (iii) cooperate in the defense of such claim and (iv) not settle such claim without MTI’s consent.

          13.          Term and Termination.

                        (a)          Term.  This Agreement will become effective on the Effective Date and continue in effect for five years thereafter, unless earlier terminated pursuant to paragraph 13(b).  This Agreement will automatically renew for subsequent 2 year periods unless either party provides the other party written notice 180 days prior to the expiration of the initial term or any renewal term of its intention not to renew.

                        (b)          Termination for Cause.  Either party may terminate this Agreement, without judicial or administrative notice or resolution, immediately upon notice to the other party, if:

                                       (i)          the other party or any of its employees breaches any material obligation under this Agreement and such party fails to cure the breach within thirty days after receipt of written notice thereof;

                                       (ii)          either party ceases to conduct business in the normal course, is declared insolvent, undergoes any procedure for the suspension of payment, makes a general assignment for the benefit of creditors or a petition for bankruptcy, reorganization, dissolution or liquidation is filed by or against it; or

                                       (iii)          the direct or indirect ownership or control of the other party changes as follows:  MTI may only exercise its right of termination under this Section in the event that Warburg Pincus (together with its affiliates) ceases to own or control at least 20% of ev3.  ev3 may only exercise it’s right of termination under this Section if a third party gains control of MTI from, or subsequent to, Micro Investment, LLC (together with its affiliates).  Control of MTI will be deemed to have changed to a third party if that party acquires control over more shares of MTI than Micro Investment, LLC controls at that point in time.  For purposes of this Section, an initial public offering of a party will not be considered to create a right of termination under this Agreement.

                        (c)          Termination for MTI Change of Control.  In the event of a change of control of MTI, MTI may terminate this Agreement, upon 90 days’ written notice to ev3 within 30 days of such change of control of MTI.

                        (d)          Consequences of Termination.  Upon expiration or termination of this Agreement for any reason the parties will comply with the following termination obligations:

                                       (i)          MTI will pay all due and outstanding amounts, as well as any amount that has not become due, the due date of which will be automatically accelerated to the date of expiration or termination of this Agreement.

                                       (ii)          ev3 will, at MTI’s option, destroy or deliver to MTI or its designees all Promotional Materials within ev3’s possession or control.

                                       (iii)          In the event that MTI terminates this Agreement, MTI will pay ev3 any and all expenses that ev3 may incur as a direct result of such termination.

                        (e)          Survival.  The provisions of Sections 3(c), 3(d), 3(e), 7-8, 10, 11, 12, 13(e), 14-22 will survive the expiration or termination of this Agreement.

          14.          Insurance.

MTI will maintain product liability insurance in an amount sufficient to cover complete cost of product liability, regulatory and intellectual property liability with an insurance company rated at least A+3 by Best’s rating guide.  ev3 will be named as an additional insured on such insurance policies.  ev3 will maintain insurance in an amount sufficient to cover any ev3 warehousing facilities and to cover wrongful acts by ev3 in the provision of Services related to the Products.

          15.          U.S. Export Restrictions.

ev3 acknowledges that the Products and related information, documents and materials may be subject to export controls under U.S. Export Administration Regulations.  ev3 will (i) comply with all legal requirements established under these controls, (ii) cooperate with MTI in any official or unofficial audit or inspection that relates to these controls and (iii) not export, re-export, divert or transfer any such item or direct products thereof to any country to which such transfer is prohibited by such export controls, unless ev3 has obtained the prior written authorization of MTI and the U.S. Department of Commerce.

          16.          Force Majeure.

Neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties or transportation stoppages.  These causes will not excuse either party from paying amounts due to the other through any available lawful means acceptable to the other party.

          17.          Notices.

Any notice required or permitted under this Agreement shall be in writing and either mailed by nationally recognized overnight courier, registered or certified mail, return receipt requested, or by express delivery service to the other party.  All notices shall be sent to the attention of the Chief Executive Officer of such other party at the address set forth in the first paragraph of this Agreement or at such other addresses or to such other persons as such party may previously have designated by written notice.  Notice will be deemed to have been given upon receipt.

          18.          Assignment.

Except as otherwise provided, neither party may assign, delegate, subcontract or otherwise transfer this Agreement or any of its rights or obligations without the other party’s prior approval, which approval will not be unreasonably withheld.  Either party may assign this Agreement or any of its rights or obligations, upon notice to the other party, to (i) a related company or an unrelated party pursuant to a sale, merger or other consolidation, or (ii) a subsidiary provided that the assigning party execute a guarantee covering the subsidiary’s obligations after such assignment.

          19.          Waiver, Amendment, Modification.

Except as otherwise provided, any waiver, amendment or other modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought.

          20.          Severability.

If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions.

          21.          Governing Law.

This Agreement will be governed by and interpreted in accordance with the laws of the State of California, excluding its conflict of laws principles.  Any claim arising out of or relating to this Agreement or the existence, validity, breach or termination thereof, whether during or after its term, will be brought in, and the parties hereby consent to the jurisdiction of, the state or federal courts sitting in Orange County, California.

          22.          Entire Agreement.

This Agreement and its Exhibits constitute the complete and entire statement of all terms, conditions and representations of the agreement between MTI and ev3 with respect to its subject matter and supersedes all prior writings or understandings.

IN WITNESS WHEREOF, MTI and ev3 cause this Agreement to be executed by their duly authorized representatives identified below.

MICRO THERAPEUTICS, INC.		ev3, INC.
(“MTI”)		(“ev3”)

By:	/s/ THOMAS C. WILDER, III	/s/ PAUL BUCKMAN

Name:	Thomas C. Wilder, III	Paul Buckman
Title:	Chief Executive Officer	Chief Executive Officer